                                 SCHEDULE 14A
                                (RULE 14A-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

         PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                             EXCHANGE ACT OF 1934

     Filed by the registrant /x/
     Filed by a party other than the registrant / /

     Check the appropriate box:
     / / Preliminary proxy statement
     /x/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       BALDWIN TECHNOLOGY COMPANY, INC.
- - --------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

                       BALDWIN TECHNOLOGY COMPANY, INC.
- - --------------------------------------------------------------------------------
                (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /x/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:/1

- - --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------
     (3) Filing party:

- - --------------------------------------------------------------------------------
     (4) Date filed:

- - --------------------------------------------------------------------------------
- - ---------------
 /1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                        BALDWIN TECHNOLOGY COMPANY, INC.

                               65 Rowayton Avenue
                          Rowayton, Connecticut 06853

                         ------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD NOVEMBER 17, 1994

                         ------------------------------

To the Stockholders:

     The Annual Meeting of Stockholders of Baldwin Technology Company, Inc. (the "Company") will be held at The Maritime Center at Norwalk, 10 N. Water Street, Norwalk, Connecticut on the 17th day of November, 1994 at 9:00 a.m., Eastern Standard Time, for the following purposes:

     1. To elect three Class I Directors to serve for three-year terms or until their successors are elected and qualify.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record as of the close of business on September 30, 1994, are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder during ordinary business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, 65 Rowayton Avenue, Rowayton, Connecticut 06853.

     By Order of the Board of Directors.

                                          Helen P. Oster
                                          Secretary
Rowayton, Connecticut
October 17, 1994

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE FILL IN, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE YOUR SHARES OF COMMON STOCK PERSONALLY, WHETHER OR NOT YOU HAVE PREVIOUSLY SUBMITTED A PROXY.

                        BALDWIN TECHNOLOGY COMPANY, INC.
                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                                                           Rowayton, Connecticut
                                                                October 17, 1994

     The accompanying Proxy is solicited by and on behalf of the Board of Directors of Baldwin Technology Company, Inc., a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at The Maritime Center at Norwalk, 10 N. Water Street, Norwalk, Connecticut on November 17, 1994 at 9:00 a.m., Eastern Standard Time, and at any adjournment thereof. The approximate date on which this Proxy Statement and accompanying Proxy will first be given or sent to stockholders is October 17, 1994.

     Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

     Proxies in the accompanying form will be voted in accordance with the specifications made and, where no specifications are given, such Proxies will be voted FOR the election as Directors of the nominees named herein and if any one or more of such nominees should become unavailable for election for any reason then FOR the election of any substitute nominee that the Board of Directors of the Company may propose. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware of any other matters to be presented for action at the meeting.

     With regard to the election of Directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be counted as present for purposes of determining the existence of a quorum and will not have any effect on the vote. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum and will have no effect on the outcome of the election of Directors.

     The affirmative vote of a majority of the votes entitled to be cast by the outstanding shares of Class A Common Stock, par value $.01 per share (the "Class A Common Stock"), and Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), present, in person or by proxy, and entitled to vote at the meeting, voting as a single class, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share, is required for the approval of any matter voted upon at the meeting or any adjournment thereof other than the election of Directors. The required votes for the election of Directors is described below under the caption "Voting Securities."

                               VOTING SECURITIES

     The Board of Directors has fixed the close of business on September 30, 1994 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding stock of the Company on September 30, 1994 consisted of 15,936,230 shares of Class A Common Stock and 1,865,000 shares of Class B Common Stock.

     With respect to the election of Directors, the holders of Class A Common Stock, voting as a separate class, are entitled to elect 25% of the total number of Directors (or the nearest higher whole number) constituting the entire Board of Directors. Accordingly, the holders of Class A Common Stock are entitled to elect two of the eight Directors constituting the entire Board of Directors. Holders of Class B Common Stock, voting as a separate class, are entitled to elect the remaining Directors, so long as the number of outstanding shares of Class B Common Stock is equal to at least 12.5% of the number of outstanding shares of both classes of Common Stock. If the number of outstanding shares of Class B Common Stock is less than 12.5% of the total number of outstanding shares of both classes of Common Stock, the remaining directors are elected by the holders of both classes of Common Stock voting together as a single class, with the holders of Class A Common Stock having one vote per share and the holders of Class B Common Stock having ten votes per share. As of September 30, 1994 the number of outstanding shares of Class B Common Stock constituted approximately 10.5% of the total number of outstanding shares of both classes of Common Stock. Accordingly, the holders of Class A Common Stock and Class B Common Stock voting together are entitled to elect six of the eight Directors constituting the entire Board of Directors.

     Except with respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, the holders of Class A Common Stock and Class B Common Stock vote as a single class on all matters, with each share of Class A Common Stock having one vote per share and each share of Class B Common Stock having ten votes per share. A quorum of stockholders is constituted by the presence, in person or by proxy, of holders of record of both Class A Common Stock and Class B Common Stock representing a majority of the aggregate number of votes entitled to be cast by both classes together. Abstentions will be considered present and have the effect of a negative vote; broker non-votes will be neither present nor have any effect on the vote on such matters.

     With respect to the election or removal of Directors, and certain other matters with respect to which Delaware law requires each class to vote as a separate class, a quorum of the stockholders of such class is constituted by the presence, in person or by proxy, of holders of record of such class of Class A Common Stock or Class B Common Stock representing a majority of the number of votes entitled to be cast by such class. As stated above, proxies withheld and broker non-votes will be excluded entirely with respect to the election of Directors and have no effect on the vote thereon.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding beneficial ownership of the Class A Common Stock and Class B Common Stock as of August 31, 1994 (except where otherwise noted) based on a review of information filed with the SEC and the Company's stock records with respect to (a) each person known to be the beneficial owner of more than 5% of the outstanding shares of Class A Common Stock or Class B Common Stock, (b) each Director or nominee for a directorship of the Company, (c) each executive officer named in the Summary Compensation Table, and (d) all executive officers and directors of the Company as a group. Unless otherwise stated, each of such persons has sole voting and investment power with respect to such shares.

                                                            BENEFICIAL OWNERSHIP
                                             -------------------------------------------------
                                             AMOUNT AND NATURE OF
    NAME AND ADDRESS                              BENEFICIAL                        PERCENT OF
    OF BENEFICIAL OWNER                          OWNERSHIP(1)                         CLASS
                                             --------------------                   ----------
    Wendell M. Smith(2)(3)                     1,305,165  Class A(4)                     7.9%
    Baldwin Technology Company, Inc.             573,682  Class B(5)                    30.4%
    65 Rowayton Avenue
    Rowayton, Connecticut 06853
    Gabelli Funds, Inc.                        1,194,000  Class A(6)                      7.5 %
    One Corporate Center                             -0-  Class B                          --
    Rye, New York 10580
    Akira Hara(3)                              1,021,501  Class A                        6.3%
    Castle Kyoshin #501                          283,933  Class B(5)                    15.0%
    2-21-6 Himonya, Meguro-ku
    Tokyo 152, Japan
    Jane G. St. John(7)                          766,474  Class A                        4.8%
    P.O. Box 3236                                404,864  Class B                       21.7%
    Blue Jay, California 92317
    Southeastern Asset Management, Inc.          704,600  Class A(8)                     4.4%
    860 Ridgelake Boulevard                         -0 -  Class B                         --
    Memphis, Tennessee 38120
    Gerald A. Nathe(3)                           658,142  Class A(9)(10)                 4.0%
    Baldwin Americas Corporation                 400,143  Class B(5)                    20.6%
    P.O. Box 529
    Warrenton, Virginia 22186
    Judith G. Hyers(3)                           252,418  Class A(9)(11)                 1.6%
    12 SeaSide Place                               7,024  Class B(5)                       *
    East Norwalk, Connecticut 06855
    Ralph R. Whitney, Jr.(3)                     120,856  Class A(9)                       *
    Hammond Kennedy Whitney & Co.                118,212  Class B(5)                     6.3%
    230 Park Avenue
    New York, New York 10169
    D. John Youngman(3)                           49,666  Class A(9)                       *
    The Medical Protection Society                26,000  Class B                        1.4%
    50 Hallam Street
    London WLN 6DE England

                                                           BENEFICIAL OWNERSHIP
                                             -------------------------------------------------
                                             AMOUNT AND NATURE OF
    NAME AND ADDRESS                              BENEFICIAL                        PERCENT OF
    OF BENEFICIAL OWNER                          OWNERSHIP(1)                         CLASS
                                             --------------------                   ----------
    William J. Lauricella                         32,833  Class A(9)(12)               *
    Baldwin Technology Company, Inc.              26,000  Class B                      1.4 %
    65 Rowayton Avenue
    Rowayton, CT 06853
    M. Richard Rose(3)                             9,000  Class A(9)                   *
    4606 Willow Cove                                 356  Class B(5)                   *
    Geneva, New York 14456
    Samuel B. Fortenbaugh III(3)                   6,000  Class A(9)                   *
    Morgan, Lewis & Bockius                          356  Class B(5)                   *
    101 Park Avenue
    New York, New York 10178
    Judith A. Booth(13)                            3,000  Class A(14)                  *
    Courier Corporation                             -0 -  Class B                      --
    165 Jackson Street
    Lowell, MA 01862
    All executive officers and directors of    3,455,581  Class A(1)(4)(7)(9)           19.9%
    the Company as a group (including                            (10)(11)(12)(14)
    9 individuals named above)(15)             1,435,706  Class B(5)                    72.0%

- - ---------------
* = Less than 1%.

 (1) The amount shown as Class A Common Stock includes those shares of Class A Common Stock issuable upon conversion of the shares of Class B Common Stock held by the beneficial owner. Each share of Class B Common Stock is convertible at any time, at the option of the holder thereof, into one share of Class A Common Stock.

 (2) The record owner of 696,250 and 504,015 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Corporation. The record owner of 23,334 and 20,668 of such shares of Class A Common Stock and Class B Common Stock, respectively, is Polestar Limited. All of the outstanding shares of capital stock of such corporations are owned beneficially and of record by Wendell M. Smith, Chairman of the Board and Chief Executive Officer of the Company.

 (3) Member of the Board of Directors of the Company.

 (4) Includes 761 shares of Class A Common Stock held in Mr. Smith's account in the Company's Profit Sharing and Savings Plan and 4 shares of Class A Common Stock held for Mr. Smith in the Stock Bonus Fund of said plan. Does not include 14,400 shares of Class A Common Stock owned by Mr. Smith's wife, as to which shares Mr. Smith disclaims beneficial ownership.

 (5) Includes shares of Class B Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Smith, 24,999 shares; Mr. Hara, 23,333 shares; Mr. Nathe, 79,999 shares; Ms. Hyers, 356 shares; Mr. Whitney, 356 shares; Dr. Rose, 356 shares; and Mr. Fortenbaugh, 356 shares.

 (6) This information is based on an Amendment No. 3 to a Schedule 13D filed by the beneficial owner with the U.S. Securities and Exchange Commission reporting beneficial ownership as of August 17, 1994.

 (7) Includes 24,000 shares of Class B Common Stock owned by Mrs. St. John's husband, John G. St. John, President of Baldwin Stobb, a division of the Company, 109 shares of Class A Common Stock held in Mr. St. John's account in the Company's Profit Sharing and Savings Plan and 4 shares of Class A Common Stock held for Mr. St. John in the Stock Bonus Fund of said plan. Also includes an aggregate of 25,800 shares of Class A Common Stock held by the St. Johns as custodians for their children.

 (8) This information is based on a Form 13F filed by the beneficial owner with the U.S. Securities and Exchange Commission reporting beneficial ownership as of June 30, 1994.

 (9) Includes shares of Class A Common Stock subject to options which are exercisable within 60 days as follows -- Mr. Nathe, 51,999 shares; Ms. Hyers, 2,644 shares; Mr. Whitney, 2,644 shares; Mr. Youngman, 16,666; Mr. Lauricella, 1,667 shares; Dr. Rose, 2,764 shares; and Mr. Fortenbaugh, 3,644 shares.

(10) Includes 6,000 shares of Class A Common Stock held jointly with Mr. Nathe's wife; also includes 200,000 shares which may be issued pursuant to Mr. Nathe's employment agreement with the Company as more fully described in the Employment and Consulting Agreement section below.

(11) Includes 1,800 shares of Class A Common Stock held in trust for the benefit of Ms. Hyers' son.

(12) Includes 5,166 shares of Class A Common Stock purchased on behalf of Mr. Lauricella and held in the Stock Fund of the Company's Profit Sharing and Savings Plan, as of June 30, 1994.

(13) Nominee for first term as a member of the Board of Directors of the Company.

(14) Includes 1,000 shares owned jointly with Ms. Booth's husband.

(15) Does not include 117,565 shares of Class A Common Stock owned by Harold W. Gegenheimer, Chairman Emeritus of the Company.

     To the knowledge of the Company, no arrangement exists, the operation of which might result in a change in control of the Company.

                             ELECTION OF DIRECTORS

     Under the Company's Certificate of Incorporation, the Board of Directors is divided into three classes, with each class being as equal in size as possible. One class is elected each year. Directors in each class hold office for a term of three years and until their respective successors are elected and qualified. There are currently eight members of the Company's Board of Directors, the number having been set by the Board of Directors in accordance with the Company's By-laws. D. John Youngman (a Class I Director) and M. Richard Rose (a Class II Director) were elected by a plurality vote of the outstanding shares of Class A Common Stock. The other Directors were elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock voting together as a single class. D. John Youngman's term expires at this year's Annual Meeting, and he is not standing for re-election.

     At this year's Annual Meeting, three Directors will be elected to Class I. If elected, their new terms will expire at the 1997 Annual Meeting. Ms. Judith
A. Booth (a Class I nominee) may be elected by a plurality vote of the outstanding shares of Class A Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting as a class. The other two persons nominated to serve as Class I directors, Wendell M. Smith and Samuel B. Fortenbaugh III, may be elected by a plurality vote of the outstanding shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, and entitled to vote at the meeting, voting together as a single class.

     The Board of Directors knows of no reason why any nominee for director would be unable to serve as a director. If any nominee should for any reason be unable to serve, the shares represented by all valid proxies not containing contrary instructions may be voted for the election of such other person as the Board may recommend in place of a nominee that is unable to serve.

     Set forth below are the names of all Directors and nominees and certain biographical information with respect to each such Director and nominee:

CLASS I (Nominees for election at the 1994 Annual Meeting)

     Wendell M. Smith, age 59, has served as Chairman of the Board of the Company since November, 1988, as Chief Executive Officer and a Director of the Company since 1984 and as President from 1984 through August, 1993. He is currently a director of American Maize Products Corporation, a manufacturer of high fructose corn syrup and other corn derivative products, and of Bowne & Co., Inc., a provider of financial and commercial printing services.

     Samuel B. Fortenbaugh III, age 60, is the Managing Partner of the New York office of the law firm of Morgan, Lewis & Bockius, counsel to the Company. He has been a partner of that firm since 1980 and a Director of the Company since 1987. He also serves as a director of Western Publishing Group, Inc., a publisher of children's books and a printer for industry and government.

     Judith A. Booth, age 52, is Vice President of Courier Corporation, the sixth largest book printer in the U.S. Ms. Booth joined Courier in 1990 as founder and President of The Courier Connection, an electronic integrated publishing service bureau, which is a division of Courier Corporation. From 1985 thru 1990, she directed the Washington operations of Applied Graphics Technology, an electronic prepress service bureau.

CLASS II (Term expires at the 1995 Annual Meeting)

     Judith G. Hyers, age 49, has served as a Director of the Company since 1979 and as Secretary of the Company from 1984 through November, 1993. She was a principal of Hyers/Smith, Inc., an advertising agency, from 1975 to 1990. In 1989, Ms. Hyers formed The Gegenheimer Group Ltd. to acquire two advertising agencies which were sold in 1991. She is a marketing /communications consultant and the daughter of Harold W. Gegenheimer, Chairman Emeritus of the Company.

     Gerald A. Nathe, age 53, has served as President of the Company since August, 1993, as a Director of the Company since 1987 and as a Vice President of the Company from July, 1990 through August, 1993. He has also served as President of Baldwin Americas Corporation since he joined the Company in 1990. Prior to that time, Mr. Nathe was a Director and Chief Operating Officer of DBA Systems, Inc., an imaging technology company, from 1987 through 1990. He is currently a director of Graphic Equipment Technologies A/S, a film and plate processor manufacturing company.

     M. Richard Rose, age 61, has served as a Director of the Company since 1989. He was President and Chief Executive Officer of the Rochester Institute of Technology, a private university, from 1979 through June, 1992, when he retired from that position. He is currently a director of Raymond Corporation, a manufacturer of automated material handling equipment, and Rochester Gas & Electric Corporation, an electric and gas utility.

CLASS III (Term expires at the 1996 Annual Meeting)

     Akira Hara, age 59, has served as a Vice President and Director of the Company and as President of Baldwin Asia Pacific Corporation since 1989 and as President of Baldwin Japan Limited since 1980.

     Ralph R. Whitney, Jr., age 59, has served as a Director of the Company since 1988. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company, Inc., a private capital firm, since 1971 and currently serves as its President and Chief Executive Officer. He also serves as a director and Chairman of IFR Systems, Inc., a communications test equipment company, and Excel Industries, Inc., an automobile parts manufacturer. He is a director of Selas Corporation of America, an industrial furnace company, Keene Corp., a composite material company, and Adage Inc., a diversified manufacturing company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors and executive officers of the Company are as follows:

             NAME                                     POSITION
             ----                                     --------
Wendell M. Smith...............   Chairman of the Board, Chief Executive Officer
                                  and Director(1)
Gerald A. Nathe................   President and Director
Akira Hara.....................   Vice President and Director
D. John Youngman...............   Vice President and Director
William J. Lauricella..........   Treasurer and Chief Financial Officer
Judith G. Hyers................   Director(1)(3)
Samuel B. Fortenbaugh III......   Director(2)(3)
M. Richard Rose................   Director(2)(3)
Ralph R. Whitney, Jr...........   Director(1)(2)

- - ---------------
(1) Member of the Executive Committee.

(2) Member of the Compensation and Stock Option Committee.

(3) Member of the Audit Committee.

     William J. Lauricella, age 35, has been Chief Financial Officer of the Company since July, 1993. He joined the Company in 1989, was appointed Assistant Treasurer in 1990 and was named Treasurer in 1992.

     All of the Company's officers are elected annually by the Board of Directors and hold office at the pleasure of the Board of Directors and serve until their successors are duly elected and qualified.

     See "Election of Directors" for biographies relating to Directors.

BOARD OF DIRECTORS

     The Board of Directors has responsibility for establishing broad corporate policies and for overseeing the management of the Company, although it is not involved in day-to-day operations. Members of the Board are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports presented at Board and Committee meetings. During the fiscal year ended June 30, 1994, the Board held six regularly scheduled meetings and one special meeting. In addition, the Board acted by written consent in lieu of meeting twice. Each of the Directors attended at least 75% of the meetings of the Board and the Committees on which they serve.

COMPENSATION OF DIRECTORS

     Directors who were not employees of the Company received a $10,000 annual retainer and a fee of $750 for each meeting of the Board of Directors or Committee attended during the fiscal year ended June 30, 1994.

     Non-employee Directors also receive annual awards of stock options under the 1990 Directors' Stock Option Plan (the "Directors' Plan") of the Company. Each year, following the Company's Annual Meeting of Stockholders, every eligible Director is granted an option to purchase 1,000 shares of Common Stock, allocated between Class A Common Stock and Class B Common Stock in the same proportion as the ratio of the number of shares of Class A Common Stock to the number of shares of Class B Common Stock outstanding on such day. Options to purchase a total of 17,000 shares (15,013 shares of Class A Common Stock and 1,987 shares of Class B Common Stock) have been granted of which 15,120 shares remain outstanding under the Directors' Plan to date, with exercise prices ranging from $3.75 to $4.875 for the options to purchase Class A Common Stock and between $4.688 and $6.094 for the options to purchase Class B Common Stock. Four Directors have each been granted options to purchase a total of 3,533 shares of Class A Common Stock and 467 shares of Class B Common Stock under the Directors' Plan.

     One non-employee Director, Judith G. Hyers, has a consulting agreement with the Company. Two employee Directors, Wendell M. Smith and Akira Hara, have employment agreements and consulting agreements with the Company or one or more of its subsidiaries; another employee Director, Gerald A. Nathe, has an employment agreement with the Company. These agreements are described in detail in the Employment and Consulting Agreements section, below.

EXECUTIVE COMMITTEE

     The Executive Committee meets on call and has authority to act on most matters during the intervals between Board meetings. During the fiscal year ended June 30, 1994, the Executive Committee met once. The Executive Committee presently consists of Judith G. Hyers, Wendell M. Smith and Ralph R. Whitney, Jr.

AUDIT COMMITTEE

     The Audit Committee reviews the internal controls of the Company and the objectivity of its financial reporting and meets with appropriate Company financial personnel and its independent certified public accountants in connection with these reviews. The Audit Committee recommends to the Board the appointment of independent certified public accountants to serve as auditors to examine the corporate accounts of the Company. During the fiscal year ended June 30, 1994, the Audit Committee held three meetings. The Audit Committee presently consists of Samuel B. Fortenbaugh III, Judith G. Hyers and M. Richard Rose.

COMPENSATION AND STOCK OPTION COMMITTEE

     The Compensation and Stock Option Committee advises and makes recommendations to the Board with respect to salaries and bonuses to be paid to officers and other employees of the Company and fees or other compensation to be paid to Directors who are not salaried employees. The Compensation and Stock Option Committee also administers the Amended and Restated 1986 Stock Option Plan, in accordance with its terms. During the fiscal year ended June 30, 1994, the Compensation and Stock Option Committee met nine times. The Compensation and Stock Option Committee presently consists of Samuel B. Fortenbaugh III,
M. Richard Rose and Ralph R. Whitney, Jr.

     The Board does not have a nominating committee, but acts, as a whole, in performing the functions of such a committee.

                       COMPENSATION OF EXECUTIVE OFFICERS

BOARD COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of three members, each of whom is a non-employee director of the Company. The Committee has the responsibility to recommend to the Board the salary, incentive compensation, non-wage benefits and perquisites of the Chief Executive Officer and each of the other executive officers of the Company. The Committee reviews management decisions which require Board approval concerning salaries for all officers and key employees of the Company and its affiliates, including all individuals whose total annual compensation is in excess of $150,000. The Committee administers the Company's Amended and Restated 1986 Stock Option Plan in accordance with its terms. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions concerning grants or awards under certain of the Company's stock-based compensation plans, which must be made solely by the Committee in order for the grants or awards under such plans to satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. Set forth below is a report submitted by the members of the Committee addressing the Company's compensation policies for fiscal 1994 as they affected the executive officers of the Company.

  Philosophy

     The Company is committed to employee excellence. The Board, management and the Committee all recognize the critical relationship of an employee's knowledge, skill and experience to the success of the Company's business. The Company is an entrepreneurially driven company. Its compensation philosophy recognizes this and takes into account its decentralized structure that encourages small business unit initiatives. The compensation philosophy is to reward performance and to offer a compensation package that will attract and retain motivated employees.

     The basic elements of the Company's compensation philosophy are that:

     - wages, salary and bonus programs reflect the employee's performance and value to the Company in meeting its annually budgeted goals.

     - compensation reflects the Company's overall financial and business performance, as well as local, economic and social conditions.

     - bonus programs directly reflect profitability of the Company as a whole, and that of its three geographic sector subsidiaries.

     - all compensation programs must conform to applicable laws and regulations.

     - benefits should provide protection from catastrophic expenses with the expectation that employees will share in the cost.

     - all compensation programs should be cost effective and contribute to the Company's success.

  Executive Officers' Disclosure

     GENERAL. For each of the executive officers of the Company named in the Summary Compensation Table below, compensation consists of base salary (which, in the cases of Messrs. Smith, Nathe and Hara, are set by their respective employment agreements), a bonus (which is based on a formula tied to either the Company's consolidated net income or the income of a division or subsidiary of the Company), stock options (which are tied to the long range performance of the Company, as reflected by its stock price), and other perquisites.

     BASE COMPENSATION. Mr. Nathe's base salary is set by his employment agreement with the Company at a minimum of $175,000 (see Employment and Consulting Agreements section, below). Mr. Nathe's performance is reviewed annually by the Chief Executive Officer who may recommend to the Committee and the Board of Directors an increase in his base salary. Mr. Nathe is also entitled to receive, under his employment agreement, incentive compensation equal to one half of one percent (0.5%) of the consolidated net after tax profits of the Company as well as 200,000 shares of the Company's Class A Common Stock in five equal installments of 40,000 shares each, the first installment earned when the market value of the Company's stock increases to $5.875 per share and each installment thereafter earned when such market value increases by $2.00 per share over the market value at which the previous installment was earned. That threshold was not reached during fiscal 1994, and Mr. Nathe did not earn the first installment of said shares. During fiscal 1994, Mr. Nathe was granted options to purchase 200,000 shares of Class A Common Stock of the Company in recognition of his dedication and past performance and in recognition of his new responsibilities as President of the Company, which position he assumed in August of 1993.

     Mr. Hara's base salary is set by an employment agreement between Mr. Hara and a subsidiary of the Company, Baldwin Japan Limited, signed in 1988. Mr. Hara's performance is reviewed annually by the Chief Executive Officer who may determine whether and to what extent an incremental increase should be added to Mr. Hara's base salary for the ensuing year. Since the Company was experiencing difficult operating conditions and undertook extensive cost-cutting measures during the last three fiscal years, and since the Asia Pacific sector which Mr. Hara heads, had experienced a decrease in sales and earnings, Mr. Hara took a voluntary 10% cut in his base salary from January of 1993 through June of 1994. Mr. Hara's bonus for fiscal 1994 consisted of amounts earned under the Bonus Plan described below as well as payments made by the Company's subsidiary, Baldwin Asia Pacific Corporation ("BAP"), under a consulting agreement with A-Plus Limited, a corporation wholly-owned by Mr. Hara, described in detail in the Employment and Consulting Agreements section below, which payments amounted to one percent (1%) of the after-tax profits of BAP.

     Mr. Lauricella was named Chief Financial Officer in July of 1993, and as a result of his additional duties and responsibilities, his annual base salary and target bonus opportunity were increased. During fiscal 1994, Mr. Lauricella was granted options to purchase 40,000 shares of Class A Common Stock of the Company in recognition of his dedication and past performance and to further encourage his work to improve the Company's financial results.

     Mr. D. John Youngman, a Vice President of the Company and Managing Director of Baldwin Europe Consolidated, is paid a base salary of $50,000 per year and a bonus of one (1%) percent of the net after-tax profits of the European sector of the Company's operations, up to a maximum bonus payment of $250,000. During fiscal 1994, the European sector was not profitable; therefore, Mr. Youngman did not earn and was not paid a bonus. His total compensation during fiscal 1994 was $50,000, below the threshold requiring inclusion in the Summary Compensation Table. During fiscal 1994, the Committee awarded Mr. Youngman options to purchase 30,000 shares of Class A Common Stock of the Company as an additional incentive to improve the performance of that sector of the Company's operations.

     BONUS PLAN. The Company has an Executive and Key Personnel Bonus Plan (the "Bonus Plan"), which is designed to award key personnel of the Company cash bonuses based on the Company's profitability and on the employee's performance. The Committee has final control and discretion over all aspects of the Bonus Plan, including eligibility of employees. Bonuses are generally payable under the Bonus Plan after the end of the Company's fiscal year. The primary criteria for payment of a bonus to an employee are: (i) the pre-tax or after-tax profit of the Company or the specific division or subsidiary of the Company which employs the employee, and (ii) the degree to which the employee meets certain performance goals established at the beginning of each fiscal year, e.g., sales, product development, on-time delivery, improved cash flow, inventory turnover, and/or other personal goals and objectives.

     Target bonus opportunities are established for each participant in the Bonus Plan based on their respective positions within the Company and their influence on the overall profitability of the Company or its subsidiaries. These target bonus opportunities represent a percentage of the participant's base salary which he or she may earn as a cash bonus under certain circumstances as described. The Company's profitability influences the bonus from a floor of zero (if a certain percentage of planned profit is not met) to a ceiling of 200 percent (which only occurs if the Company significantly exceeds its planned profit) of the participating individual's target bonus opportunity. Individual performance objectives are developed by each participant and his/her supervisor for the fiscal year, and are assigned percentages which total 100 percent. The sum of the percentages assigned to the objectives that are ultimately attained by each participant in the Bonus Plan is then applied to the participant's target bonus opportunity as adjusted for the profitability of the Company (or a division or subsidiary of the Company, if the participating employee is employed by a division or subsidiary) to establish the participant's bonus.

     During fiscal 1994, Messrs. Lauricella, Nathe and Hara participated in the Company's Bonus Plan. Since the Company reached its minimum targeted goal for profits during fiscal 1994, Mr. Lauricella earned a cash bonus equal to a portion of his bonus opportunity. Similarly, the achievement of the minimum targeted profit levels by Baldwin Japan Limited resulted in Mr. Hara's earning a cash bonus equal to a portion of his bonus opportunity for fiscal 1994. Certain of the subsidiaries of the Company headed by Mr. Nathe realized their minimum targeted goals for profits, allowing him to earn a cash bonus equal to a portion of his bonus opportunity.

  CEO Disclosure

     Mr. Smith's base salary was set by his employment agreement with the Company at a minimum of $200,000, effective July 1, 1990 (see Employment and Consulting Agreements section below). The Committee reviews Mr. Smith's performance annually and, based on its findings, may recommend an increase in his base salary. In July, 1991, the Committee recommended that Mr. Smith receive a 10% increase in his base salary. In January of 1992, Mr. Smith took a voluntary 10% cut in his base salary due to the economic conditions then facing the Company worldwide. Based on the Committee's recommendation, Mr. Smith's increased base salary was reinstated for fiscal 1994 since the Company's performance improved during fiscal 1993. Mr. Smith is also entitled to receive a bonus of one half of one percent (0.5%) of the consolidated net after-tax profits of the Company, as set forth in his employment agreement; he is also compensated under consulting agreements between three subsidiaries of the Company and Polestar Limited, as more fully described below in the Employment and Consulting Agreements section below, amounting to 2% of the net after-tax profits of each of the Company's three sectors. During fiscal 1994, Polestar Limited earned $84,164 as a result of these agreements, which is included in Mr. Smith's bonus payments in the Summary Compensation Table.

     During fiscal 1994, the Committee awarded Mr. Smith stock options to purchase 30,000 shares of Class A Common Stock as additional incentive to improve the long-term performance of the Company. The shares subject to the options granted to Mr. Smith will only increase in value if all the outstanding shares of the Company's stock increase in value.

     Based on currently prevailing authority, including proposed Treasury Regulations issued in December, 1993, and in consultation with outside tax and legal experts, the Committee has determined that it is unlikely that the Company would pay any amounts in fiscal 1995 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly has not recommended that any special actions be taken or plans or programs be revised at this time in light of such tax law provision.

                                          M. RICHARD ROSE (Chairman)
                                          SAMUEL B. FORTENBAUGH III
                                          RALPH R. WHITNEY, JR.

EXECUTIVE COMPENSATION

     The following table sets forth the total remuneration paid to the Company's Chief Executive Officer and to each of the most highly compensated executive officers of the Company other than the Chief Executive Officer for the fiscal years ended June 30, 1994, 1993 and 1992, respectively, and includes remuneration in respect of all elements indicated from all sources, including affiliates of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                               COMPENSATION
                                               ANNUAL COMPENSATION            ---------------
                                      -------------------------------------    STOCK OPTIONS
         NAME AND            FISCAL                          OTHER ANNUAL     (NO. OF SHARES)       ALL OTHER
    PRINCIPAL POSITION        YEAR     SALARY    BONUS(1)   COMPENSATION(2)   CLASS A/CLASS B   COMPENSATION(2)(3)
- - ---------------------------  ------   --------   --------   ---------------   ---------------   ------------------
                              1994    $226,359   $104,824       $184,933(5)          30,000/0         $1,831
Wendell M. Smith(4)           1993    $198,016   $131,201       $177,349(5)          50,000/0         $1,230
  Chairman of the Board and   1992    $209,014   $ 88,026                            0/10,000
  Chief Executive Officer
Gerald A. Nathe               1994    $174,229   $148,541       $103,500(6)         200,000/0         $2,564
  President and Director      1993    $150,000   $ 99,963            (7)                  0/0             --
  President, Baldwin          1992    $150,000       -0 -                      50,000/100,000
  Americas Corporation
Akira Hara(8)                 1994    $271,292   $171,692       $137,206(9)               0/0
  Vice President and          1993    $249,570   $192,131       $187,423(9)          50,000/0             --
  Director, President         1992    $217,067   $202,968                            0/15,000
  Baldwin Japan Limited
William J. Lauricella         1994    $134,000   $ 41,356            (7)             40,000/0         $1,831
  Treasurer and Chief         1993    $ 91,728   $ 23,779            (7)              5,000/0         $1,668
  Financial Officer           1992    $ 87,406   $  4,422                             5,000/0

- - ---------------
(1) Amounts shown include bonuses earned (whether or not paid) for the fiscal years indicated.

(2) Information with respect to fiscal years prior to 1993 has been omitted.

(3) Amounts represent estimated Company contributions under the Company's 401(k) Plan.

(4) Bonus for FY94 includes $20,660 paid to Mr. Smith directly under his employment agreement, as well as $84,164 paid to Polestar Limited, a company wholly owned by Mr. Smith.

(5) Includes for FY94 $161,000 deferred compensation, $1,440 car allowance, $12,000 accountant/auditor services and $10,493 life insurance policy premiums; includes for FY93 $161,500 deferred compensation, $2,266 car allowance, $9,700 accountant/auditor services and $3,883 life insurance policy premiums.

(6) Includes $79,744 deferred compensation, $15,109 accountant/legal fees, $6,927 car allowance and $1,720 life insurance policy premiums.

(7) Excludes perquisites and other personal benefits, the aggregate annual amount of which, for those officers, was less than the lesser of $50,000 or 10% of the total salary and bonus reported.

(8) Bonus for FY94 includes $138,800 paid to Mr. Hara directly under the Company's Bonus Plan, as well as $32,892 paid to A-Plus Limited, a company wholly owned by Mr. Hara.

(9) Includes for FY94 $135,506 compensation annuity costs under Baldwin Japan Limited's Retirement Allowance Plan and $1,500 club dues; includes for FY93 $120,779 compensation annuity costs, $34,324 special life insurance premiums, $30,985 housing allowance and $1,335 club dues.

     The following table sets forth certain information relating to options granted during fiscal 1994 to purchase shares of Class A Common Stock of the Company, pursuant to the Company's Amended and Restated 1986 Stock Option Plan (the "Plan"). These options become exercisable in three equal annual installments beginning on the second anniversary of the date of grant, subject to acceleration as set forth in the Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                               INDIVIDUAL GRANTS
                 ---------------------------------------------                      POTENTIAL REALIZABLE VALUE(3) AT
                                    % OF TOTAL                                       ASSUMED ANNUAL RATES OF STOCK
                                   OPTIONS/SARS                                      PRICE APPRECIATION FOR OPTION
                 OPTIONS/SARS       GRANTED TO        EXERCISE                                  TERM(4)
                   GRANTED           EMPLOYEES         PRICE       EXPIRATION     ------------------------------------
      NAME          (#/SH)       IN FISCAL YEAR(1)    ($/SH)(2)       DATE        0%($)(5)      5%($)         10%($)
- - ---------------- ------------    -----------------    --------     ----------     --------     --------     ----------
W.M. Smith           30,000             9.68%         $ 3.9375       7/27/03         -0 -      $ 74,288     $  188,261
G.A. Nathe          200,000            64.52%         $  3.875        8/5/03         -0 -      $507,755     $1,267,572
A. Hara                -0 -               --                --            --           --            --             --
W.J. Lauricella      40,000             12.9%         $ 3.9375       7/27/03        - 0 -      $ 99,051     $  253,514

- - ---------------
(1) Options to purchase a total of 310,000 shares of Class A Common Stock were granted to all employees as a group during the fiscal year ended June 30, 1994; no options to purchase shares of Class B Common Stock were granted during fiscal 1994.

(2) The exercise price represents the closing price of the Company's Class A Common Stock as traded on the American Stock Exchange on the date of grant.

(3) The dollar amounts under the potential realizable values columns use the 0%, 5% and 10% rates of appreciation as permitted by the Securities and Exchange Commission, and are not intended to forecast actual future appreciation in the Company's stock price. Actual gains, if any, on stock options are dependent on the future performance of the Company's stock. There can be no assurance that the amounts reflected in this table will be achieved. If the Company's stock does appreciate at 5% or 10% over the option term, the potential gain (based on an assumed purchase price of $3.875 per share) to all holders of the Company's stock would be $45,327,608 or $113,156,550, respectively.

(4) All stock options granted during Fiscal 1994 were for a ten (10) year term.

(5) No gain to the optionee is possible without an increase in the stock price, which would benefit all stockholders commensurately. A zero percent gain in stock appreciation will result in zero dollars for the optionee.

     The following table provides information concerning each option exercised during the fiscal year ended June 30, 1994 by each of the executive officers named in the Summary Compensation Table and the fiscal year-end values of unexercised options held by such executive officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUES

                                                          NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                              OPTIONS/SARS         IN-THE-MONEY OPTIONS/SARS
                                                              AT FY-END(#)                AT FY-END($)
                        SHARES                           -----------------------   --------------------------
                       ACQUIRED            VALUE              EXERCISABLE/                EXERCISABLE/
      NAME          ON EXERCISE(#)     REALIZED($)(1)         UNEXERCISABLE             UNEXERCISABLE(2)
- - ----------------    ---------------    --------------    -----------------------   --------------------------
W.M. Smith               - 0 -             - 0 -         20,000/ 80,000 Class A    $      0/$118,125 Class A
                                                         16,667/ 13,333 Class B
G.A. Nathe               - 0 -             - 0 -         50,000/250,000 Class A    $117,333/$833,667 Class A
                                                         43,333/ 71,667 Class B
A. Hara                  - 0 -             - 0 -         20,000/ 50,000 Class A
                                                         15,000/ 15,000 Class B
W.J. Lauricella          - 0 -             - 0 -         1,667/ 48,333 Class A     $      0/$157,500 Class A

- - ---------------
(1) Market value of underlying securities at exercise minus the exercise price.

(2) Where no value is shown, exercise prices of all outstanding stock options at year end were greater than the fair market value of the Company's stock on the last day of fiscal 1994 ($4.50).

                               PERFORMANCE GRAPH

     The following Performance Graph compares the Company's cumulative total stockholder return on its Common Stock for the five fiscal years ended June 30, 1994 with the cumulative total return of the American Stock Exchange Market Value Index and a Peer Group based on the Special Industry Machinery, Printing Trades Machinery and Equipment (SIC Code 3555) Index. The comparison assumes $100 was invested on June 30, 1989 in the Company's Class A Common Stock and in each of the foregoing indices and assumes reinvestment of all dividends. Total stockholder return is calculated using the closing price of the stock on the last trade date of each fiscal year. The stock price performance shown is not intended to forecast or be indicative of the possible future performance of the Company's stock.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG BALDWIN TECHNOLOGY, THE AMEX MARKET VALUE INDEX AND A PEER GROUP


                                    [GRAPH]

      MEASUREMENT PERIOD            BALDWIN                       AMEX MARKET
    (FISCAL YEAR COVERED)         TECHNOLOGY      PEER GROUP         VALUE
            6/89                     100             100             100
            6/90                      83              86             101
            6/91                      73              54             100
            6/92                      41              36             106
            6/93                      37              40             121
            6/94                      46              43             118

EMPLOYMENT AND CONSULTING AGREEMENTS

     Effective July 1, 1990, the Company entered into an employment agreement with Wendell M. Smith, its Chairman of the Board and Chief Executive Officer, for a ten-year term. The employment agreement provides that Mr. Smith, as President and Chief Executive Officer, will be paid (x) an annual salary of no less than $200,000, (y) annual incentive compensation in amounts not less than one-half of one percent (0.5%) of the Company's net income after taxes, provided that such amount may not exceed twice Mr. Smith's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Smith, whether the termination was with or without cause or with or without Company consent, whether the termination was at the end of the stated term of the employment agreement or thereafter, and whether the termination was due to death or disability. For purposes of clause
(z) above, in the event of (i) the appointment of any other person as the President or Chief Executive Officer of the Company or the failure of the Company to keep Mr. Smith in both such capacities, (ii) any merger or consolidation, sale of substantially all of the Company's assets or a change in control of the Company or (iii) the agreement by the Company to acquire any business or assets constituting, prior to the acquisition, twenty percent (20%) or more of the total assets, sales or net income before taxes of the Company, in each case, other than with Mr. Smith's approval, Mr. Smith may, within two years of any such event, treat such event as a termination of his employment by the Company. In August, 1993, Gerald A. Nathe was elected President of the Company. However, because Mr. Smith, who had held the office of President continuously since 1984, voluntarily relinquished the office and approved the election of Mr. Nathe as President, Mr. Smith is not entitled to treat such event as a termination of his employment by the Company. The employment agreement also provides for the payment of certain deferred compensation to Mr. Smith over a period of 180 months after the termination of his employment with the Company. Mr. Smith has agreed that, for a period of five years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company.

     Effective July 1, 1990, three of the Company's wholly-owned subsidiaries, Baldwin Americas Corporation ("BAM"), Baldwin Europe Consolidated Inc. ("BEC") and Baldwin Asia Pacific Corporation ("BAP"), entered into consulting agreements with Polestar Limited, a corporation wholly-owned by Wendell M. Smith. Under the respective agreements, Polestar Limited is obligated to provide certain management services outside of the United States and will receive compensation equal to two percent (2%) of the after-tax profits of BAM, BEC and BAP, respectively, for the twelve (12) month period ending on each June 30, up to a maximum of $150,000 under each agreement. Each agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives a prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. Polestar Limited has agreed that, for a period of one year after the termination of any of the consulting agreements, it will not compete and will not permit any of its employees (who presently include Mr. Smith) to compete, directly or indirectly, with the other party to such consulting agreement, and will not consult with any competitor of such party. Amounts earned by Polestar Limited during the fiscal years ending June 30, 1994, 1993 and 1992 under the agreements are included in the Summary Compensation Table above.

     Effective August 5, 1993, the Company entered into an employment agreement with Gerald A. Nathe, its President and President of Baldwin Americas Corporation, a subsidiary of the Company. The employment agreement provides that Mr. Nathe will be paid (x) an annual salary of no less than $175,000, (y) annual incentive compensation equal to one-half of one percent (0.5%) of the Company's net income after taxes, plus an amount determined under the Company's Executive and Key Personnel Bonus Plan, provided the aggregate amount of incentive compensation payable under the agreement shall not exceed two-times Mr. Nathe's annual salary, and (z) certain amounts upon termination of employment, such amounts to depend upon whether the termination was by the Company or by Mr. Nathe, whether the termination was with or without cause or with or without Company consent, and whether the termination was due to death or disability. For purposes of clause (z) above, in the event of (i) the failure of the Company to appoint Mr. Nathe as Chief Executive Officer of the Company within seven days of any termination of employment of Wendell M. Smith as the Chief Executive Officer, (ii) the removal of Mr. Nathe or the election of any other person as President of the Company, (iii) any merger or consolidation or sale of substantially all of the assets of the Company or BAM or change in control or liquidation of the Company or, (iv) the failure by the Company to observe or comply in any material respect with any of the provisions of the employment agreement, in each case, other than with Mr. Nathe's approval, Mr. Nathe may, within six months of any such event, treat such event as a termination, without cause, of his employment by the Company. The employment agreement also provides for (a) the payment of certain deferred compensation to Mr. Nathe following the termination of his employment with the Company, provided he has provided services under the employment agreement for a period of no less than five years,
(b) the Company making an interest bearing loan to Mr. Nathe, in the amount of approximately $1.8 million to facilitate the purchase by Mr. Nathe of Class B Common Stock of the Company from an unrelated party with the loan secured by a pledge of the purchased shares of the Company's Class B Common Stock and, (c) the transfer by the Company to Mr. Nathe, at no cost to Mr. Nathe, of up to two hundred thousand shares of the Company's Class A Common Stock, in five equal installments of 40,000 shares each, when, in the case of the first such installment, the market value of the Company's Class A Common Stock has attained $5.875 per share and, in the case of each subsequent installment, such market value increases by $2.00 per share over the market value at which the previous installment was earned. Mr. Nathe has agreed that, for a period of three years after the termination of his employment under the employment agreement, he will not compete, directly or indirectly, with the Company in any geographical location at which there is at the time business conducted by the Company which was conducted by the Company at the date of such termination.

     In November, 1988, Baldwin Japan Limited entered into an employment agreement with Akira Hara, its President. The employment agreement provides for Mr. Hara's continued employment by Baldwin Japan Limited until the earlier of Mr. Hara's retirement (not to take place prior to Mr. Hara's attaining the age of 61 or subsequent to his attaining the age of 68) or his death or disability. Further, Mr. Hara has agreed not to compete with Baldwin Japan Limited for a period of three years after the termination of the employment agreement. Finally, in the event that prior to September 1, 1996, (i) the Company shall transfer any shares of Baldwin Japan Limited to any person or entity other than a subsidiary of the Company, (ii) shares representing 33.3% or more of the Company's voting power shall be owned by any person or entity other than the Company or its present management, or (iii) Mr. Hara shall cease to hold his position with Baldwin Japan Limited for any reason other than his voluntary retirement, death or permanent disability, Mr. Hara will have the right to terminate the employment agreement and will thereupon be entitled to receive a retirement allowance. In addition, under such circumstances, Mr. Hara would be entitled to receive an amount equal to his then present monthly salary, for each of the first 24 months after the occurrence of such an event.

     Effective July 1, 1991, one of the Company's wholly-owned subsidiaries, Baldwin Asia Pacific Corporation, entered into a consulting agreement with A-Plus Ltd., a company owned by Mr. Akira Hara, a Director and Vice President of the Company. Under the consulting agreement, A-Plus Ltd. is obligated to provide certain management services within the Asia Pacific Region, outside of Japan and Hong Kong, and will receive compensation equal to one percent (1%) of the after-tax profits for the twelve (12) month period ending on each June 30, that are earned by BAP up to a maximum of $75,000. The consulting agreement has a one-year term and is automatically extended for additional one-year terms unless either party gives a prior timely notice of termination. As of the date of this Proxy Statement, no such notice has been given. A-Plus Ltd. has agreed that for a period of one year after the termination of the consulting agreement, it will not compete and will not permit any of its employees (who presently include Mr.
Hara) to compete, directly or indirectly, with the other party to the consulting agreement, and will not consult with any competitor of such party. Any amounts earned by A-Plus Ltd. during the fiscal years ending June 30, 1994, 1993 and 1992 under the consulting agreement have been included in amounts paid to or earned by Mr. Hara in the Summary Compensation Table above.

     Effective July 1, 1990, Baldwin Technology Corporation and Baldwin Graphic Systems, Inc., two wholly-owned subsidiaries of BAM, entered into an agreement with Harold W. Gegenheimer, Chairman Emeritus of the Company. The agreement was guaranteed by the Company and replaces various prior agreements, including royalty and employment agreements, retirement plans and bonus arrangements. The agreement guarantees a compensation amount of $200,000 per year. Simultaneously, an agreement was entered into between Mr. Gegenheimer and the Company, whereby the Company was released from certain prior agreements, as noted above, and agreed to pay a minimum guaranteed amount of compensation of $200,000 per year, not to exceed $350,000 per year, based on one and one-half percent (1.5%) of the Company's annual net after-tax profits. The amount expensed under these two agreements was $400,000 for each of the fiscal years ended June 30, 1994, 1993 and 1992.

     Effective July 1, 1991, the Company entered into a consulting agreement with Judith G. Hyers, a Director and Secretary of the Company, replacing a prior agreement dated May 15, 1985 between Ms. Hyers and an affiliate of the Company, under which Ms. Hyers agreed to continue to provide certain consulting services, including marketing/management and long range planning, market research, board/shareholder relations, advertising/public relations planning, and such other related advice and services as the Company or any of its subsidiaries may from time to time require. The term of the agreement was for one year, automatically renewable for subsequent one-year terms, unless canceled by either party. The total annual compensation paid to Ms. Hyers under the agreement is $42,000; however, during fiscal 1993, the Company and Ms. Hyers amended the agreement, effective July 1, 1993 to provide for a one-time ten (10%) percent reduction in the consulting fee due under the agreement for the year ended June 30, 1994, based on the parties' mutual consideration of the current economic conditions facing the Company worldwide.

                              CERTAIN TRANSACTIONS

     The Company employs the law firm of Morgan, Lewis & Bockius as its legal counsel. Samuel B. Fortenbaugh III, a Director of the Company, is a partner of Morgan, Lewis & Bockius.

     On November 30, 1993, the Company entered into a loan and pledge agreement with Gerald A. Nathe, President and Director of the Company, pursuant to which the Company loaned Mr. Nathe $1,817,321 to enable him to purchase 315,144 shares of the Company's Class B Common Stock from a non-employee stockholder. On March 11, 1994, the Company entered into loan and pledge agreements with D. John Youngman, Vice President and Director of the Company, and William J. Lauricella, Chief Financial Officer and Treasurer of the Company, pursuant to which the Company loaned to each of Mr. Youngman and Mr. Lauricella $164,063 to enable each of them to purchase 25,000 shares of the Company's Class B Common Stock from a non-employee stockholder. Each of such loans is evidenced by a demand promissory note bearing interest equal to the U.S. Dollar 3-Month LIBOR rate plus 1.25%, such rate to be reset on the first day of each succeeding January, April, July and October, and secured by such purchased shares.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     PRICE Waterhouse audited the accounts of the Company for the fiscal year ending June 30, 1994. Price Waterhouse has also audited the accounts of the Company since 1968.

     A representative of Price Waterhouse is expected to be present at the Annual Meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholders may present proposals for inclusion in the Company's 1995 proxy statement provided they are received by the Company no later than June 20, 1995, and are otherwise in compliance with applicable Securities and Exchange Commission regulations.

                                    GENERAL

     So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the Proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                                CERTAIN REPORTS

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers, and persons who own more that ten percent of a registered class of the Company's equity securities to file with the Company, the Securities and Exchange Commission, and the American Stock Exchange initial reports of ownership and reports of changes in ownership of any equity securities of the Company. During fiscal 1994, to the best of the Company's knowledge, all required reports were filed on a timely basis, with one exception. Mr. Gerald A. Nathe, President of the Company, reported a single acquisition of the right to acquire shares on a late Form 4. In making these statement, the Company has relied on the written representations of its directors and executive officers and copies of the reports provided to the Company.

                               OTHER INFORMATION

     The cost of solicitation of Proxies will be borne by the Company. Solicitation of Proxies may be made by mail, personal interview, telephone and facsimile by officers, directors and regular employees of the Company.

                                          Helen P. Oster
                                          Secretary

                                                          CLASS A COMMON STOCK


P                       BALDWIN TECHNOLOGY COMPANY, INC.
R                        Annual Meeting of Stockholders
O                         To Be Held November 17, 1994
X
Y          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at The Maritime Center at Norwalk, 10 N. Water Street, Norwalk, Connecticut on November 17, 1994 at 9:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.


                 (continued and to be signed on reverse side)     SEE REVERSE
                                                                     SIDE

/ X / PLEASE SIGN
      VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1.  ELECTION OF CLASS I DIRECTORS.

Nominees:  JUDITH A. BOOTH, WENDELL M. SMITH and SAMUEL B. FORTENBAUGH III

           FOR       WITHHELD
           [ ]         [ ]

For, except vote withheld from the following nominees:

- - ------------------------------------------------------------------------------

2. Upon any other matter which may properly come before the meeting or any adjournments thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [  ]

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.

Signature:_______________________________________________ Date:_______________

Signature:_______________________________________________ Date:_______________

                                                          CLASS B COMMON STOCK


P                       BALDWIN TECHNOLOGY COMPANY, INC.
R                        Annual Meeting of Stockholders
O                         To Be Held November 17, 1994
X
Y          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     Revoking any such prior appointment, the undersigned, a stockholder of BALDWIN TECHNOLOGY COMPANY, INC., hereby appoints HELEN P. OSTER and WILLIAM J. LAURICELLA, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Class A Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at The Maritime Center at Norwalk, 10 N. Water Street, Norwalk, Connecticut on November 17, 1994 at 9:00 a.m., Eastern Standard Time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated on the reverse side.


                 (continued and to be signed on reverse side)     SEE REVERSE
                                                                     SIDE

/ X / PLEASE SIGN
      VOTES AS IN
      THIS EXAMPLE

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED THIS PROXY WILL BE VOTED FOR PROPOSAL (1).

1.  ELECTION OF CLASS I DIRECTORS.

Nominees:  WENDELL M. SMITH and SAMUEL B. FORTENBAUGH III

           FOR       WITHHELD
           [ ]         [ ]

For, except vote withheld from the following nominees:

- - ------------------------------------------------------------------------------

2. Upon any other matter which may properly come before the meeting or any adjournments thereof.

    MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT     [  ]

    MARK HERE IF YOU PLAN TO ATTEND THE MEETING       [  ]

PLEASE SIGN, DATE AND RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

When shares are held by joint tenants both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign exactly as name appears hereon.

Signature:_______________________________________________ Date:_______________

Signature:_______________________________________________ Date:_______________